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                                                                   EXHIBIT 14(b)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Other Service Providers" and to the use of our report dated February 7, 2003 for the Van Kampen Comstock Fund in the Registration Statement (Form N-14) of the Van Kampen Comstock Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-111331).



                                                        /s/ Ernst & Young LLP

                                                        Ernst & Young LLP

Chicago, Illinois
February 6, 2004